Exhibit 23.1
Consent of Independent Registered Certified Public Accounting Firm
We have issued our report dated March 4, 2009, with respect to the consolidated financial statements and included in the Annual Report of Horne International, Inc. on Form 10-K for the year ended December 28, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of Horne International, Inc. on Forms S-8 (File No. 33-113528, effective March 12, 2004 and File No. 33-114680, effective April 21, 2004).
/s/ GRANT THORNTON LLP
Baltimore, Maryland
March 9, 2009